Skyworks Media Relations:	Skyworks Investor Relations:
Cynthia Johnson (949) 231-3288	Thomas Schiller (949) 231-4700

Skyworks Exceeds Q2 FY08 Guidance with
60 Percent Year-over-Year Growth in Earnings Per Share

•	Delivers $201.7 Million in Revenue for the Quarter

•	Expands Gross Margin to 40.3 Percent and Posts $0.16 of Diluted EPS on a Non-GAAP Basis

•	Generates $40 Million in Cash Flow from Operations

•	Guides above Consensus Estimates Driven by Strong Product Pipeline

WOBURN, Mass., April 22, 2008 – Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity today announced second fiscal quarter 2008 results for the period ended March 28, 2008. Revenue for the quarter was $201.7 million – ahead of the company’s guidance for $200.0 million and substantially better than market seasonality.

On a non-GAAP basis, operating income for the second fiscal quarter was $25.9 million, up 47 percent from the $17.6 million reported in the previous year, while net income was $25.3 million, up 52 percent, versus $16.7 million last period. Non-GAAP diluted earnings per share was $0.16, $0.01 ahead of consensus estimates and up 60 percent year-over-year. On a GAAP basis, operating income for the second fiscal quarter was $18.6 million as compared to $13.0 million in the year-ago timeframe, while net income was $16.7 million versus $12.2 million, respectively. GAAP diluted earnings per share was $0.10.

“We are pleased to report that Skyworks delivered a solid quarter of profitable growth through increasing diversification and market share gains,” said David J. Aldrich, president and chief executive officer of Skyworks. “Our results demonstrate the strength of Skyworks’ business model and progress towards realizing our vision of enabling mobile connectivity in an increasingly diverse set of markets. To that end, we continue to leverage our technical expertise in analog and RF design to solve increasingly complex customer requirements through product innovation and manufacturing scale. We believe that this technological and operational differentiation is positioning us to outperform the analog semiconductor industry.”

Second Fiscal Quarter Highlights

•	Expanded gross margin to 40.3 percent on a non-GAAP basis (39.8 percent on a GAAP basis) – a 200 basis point year-over-year increase and the fourth consecutive quarter of improvement

•	Generated $40 million of cash flow from operations

•	Launched low power RF solutions for industrial, scientific and medical bands

•	Captured key design wins for special mobile radio, RFID, meter reading and industrial control applications

•	Supplied Siemens, a leading wireless module provider, with radio solutions for machine-to-machine applications including transportation logistics, traffic systems and vending management

•	Supported Samsung’s award winning FEMTO cell base stations with innovative RF systems

•	Ramped multimode Intera™ front-end modules (FEMs) across all tier-one handset OEMs as well as two leading smartphone suppliers

•	Introduced the industry’s first FEM for 3.9G/long term evolution (LTE) applications

•	Unveiled new high-efficiency linear power amplifiers for WCDMA handsets

•	Increased shipments of GPRS FEMs for system-on-chip (SoC) architectures

•	Won LG Electronics’ 2007 Best Supplier Award

Third Fiscal Quarter 2008 Outlook

“Based on continued end market diversification and new product ramps at leading handset customers, we are experiencing healthy demand and accelerating growth. More specifically, we are forecasting revenue of approximately $210 million – representing a 20 percent growth on a year-over-year basis,” said Donald W. Palette, vice president and chief financial officer of Skyworks. “At the same time, we expect to further expand gross and operating margins. In turn, we intend to deliver $0.17 of diluted earnings per share on a non-GAAP basis – a greater than 50 percent year-over-year improvement in bottom line performance.”

Estimated non-GAAP diluted earnings per share excludes approximately $5 million of FASB Statement No. 123(R) — related expenses.

Non-GAAP results, which are a supplement to financial results based on GAAP, exclude certain charges including but not limited to equity-based compensation, baseband exit charges, amortization of intangible assets and non-recurring items. The company believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that may not be indicative of Skyworks’ ongoing operations and financial performance.

Skyworks’ Second Fiscal Quarter 2008 Conference Call

Skyworks will host a conference call with analysts to discuss its second fiscal quarter 2008 results and business outlook today at 5:00 p.m. Eastern time (ET). To listen to the conference call via the Internet, please visit the investor relations section of Skyworks’ Web site. To listen to the conference call via telephone, please call 877-419-6600 (domestic) or 719-325-4900 (international), confirmation code: 1893694.

Playback of the conference call will begin at 9 p.m. Eastern on April 22, and end at 9 p.m. Eastern on April 29. The replay will be available on Skyworks’ Web site or by calling 888-203-1112 (domestic) or 719-457-0820 (international), pass code: 1893694.

About Skyworks

Skyworks Solutions, Inc. is an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity. The company’s power amplifiers, front-end modules and direct conversion radios are at the heart of many of today’s leading-edge multimedia handsets. Leveraging core technologies, Skyworks also offers a diverse portfolio of linear products that support automotive, broadband, cellular infrastructure, industrial and medical applications.

Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.

Safe Harbor Statement

This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results and expectations of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks and uncertainties include, but are not limited to: uncertainty regarding global economic and financial market conditions; the cyclical nature of the semiconductor industry and the markets addressed by our, and our customers’, products; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; and the uncertainties of litigation, including disputes over intellectual property, as well as other risks and uncertainties, including but not limited to those detailed from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks, Skyworks Solutions, Helios and Intera are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.

# # #

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Six Months Ended
	March 28,	March 30,	March 28,	March 30,
(in thousands, except per share amounts)	2008	2007	2008	2007
Net revenues	$201,708	$180,210	$412,241	$376,240
Cost of goods sold	121,341	111,508	249,536	232,222

Gross profit	80,367	68,702	162,705	144,018
Operating expenses:
Research and development	36,581	31,383	70,675	61,795
Selling, general and administrative	23,346	23,750	48,633	47,778
Restructuring & other charges	-	-	-	5,473
Amortization of intangibles	1,871	536	3,803	1,072

Total operating expenses	61,798	55,669	123,111	116,118
Operating income	18,569	13,033	39,594	27,900
Interest expense	(1,769)	(4,114)	(3,977)	(7,363)
Other income, net	1,883	2,903	3,933	5,058

Income (loss) before income taxes	18,683	11,822	39,550	25,595
Provision (credit) for income taxes	2,010	(375)	3,799	1,361

Net income	$16,673	$12,197	$35,751	$24,234

Earnings per share:
Basic	$0.10	$0.08	$0.22	$0.15
Diluted	$0.10	$0.08	$0.22	$0.15
Weighted average shares:
Basic	161,165	160,687	160,742	160,935
Diluted	162,982	161,972	162,740	162,125

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

	Three Months Ended		Six Months Ended

	March 28,	March 30,	March 28,	March 30,
(in thousands)	2008	2007	2008	2007

GAAP gross profit	$80,367	$68,702	$162,705	$144,018
Share-based compensation expense [a]	677	276	1,511	401
Acquisition related expense [b]	336	—	951	—

Non-GAAP gross profit	$81,380	$68,978	$165,167	$144,419

Non-GAAP gross margin %	40.3%	38.3%	40.1%	38.4%

	Three Months Ended		Six Months Ended

	March 28,	March 30,	March 28,	March 30,
(in thousands)	2008	2007	2008	2007

GAAP operating income	$18,569	$13,033	$39,594	$27,900
Share-based compensation expense [a]	5,643	4,045	10,650	6,071
Acquisition related expense [b]	336	—	951	—
Selling, general and administrative adjustments [c]	(502)	—	(502)	—
Restructuring & other charges [c]	—	—	—	5,473
Amortization of intangible assets [b]	1,871	536	3,803	1,072

Non-GAAP operating income	$25,917	$17,614	$54,496	$40,516

	Three Months Ended		Six Months Ended

	March 28,	March 30,	March 28,	March 30,
(in thousands)	2008	2007	2008	2007

GAAP net income	$16,673	$12,197	$35,751	$24,234
Share-based compensation expense [a]	5,643	4,045	10,650	6,071
Acquisition related expense [b]	336	—	951	—
Selling, general and administrative adjustments [c]	(502)	—	(502)	—
Restructuring & other charges [c]	—	—	—	5,473
Amortization of intangible assets [b]	1,871	536	3,803	1,072
Deferred financing expense adjustment [d]	—	564	—	564
Tax adjustments [e]	1,313	(670)	2,534	673

Non-GAAP net income	$25,334	$16,672	$53,187	$38,087

	Three Months Ended		Six Months Ended

	March 28,	March 30,	March 28,	March 30,
	2008	2007	2008	2007

GAAP net income per share, diluted	$0.10	$0.08	$0.22	$0.15
Share-based compensation expense [a]	0.04	0.02	0.07	0.04
Acquisition related expense [b]	—	—	0.01	—
Selling, general and administrative adjustments [c]	—	—	(0.01)	—
Restructuring & other charges [c]	—	—	—	0.03
Amortization of intangible assets [b]	0.01	—	0.02	0.01
Tax adjustments [e]	0.01	—	0.02	—

Non-GAAP net income per share, diluted	$0.16	$0.10	$0.33	$0.23

[a] These charges represent expense recognized in accordance with FASB Statement No. 123(R), Share-Based Payment. Approximately $0.7 million, $2.6 million and $2.3 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the three months ended March 28, 2008. Approximately $1.5 million, $3.8 million and $5.3 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the six months ended March 28, 2008. For the three months ended March 30, 2007, approximately $0.3 million, $1.6 million and $2.1 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the six months ended March 30, 2007, approximately $0.4 million, $2.1 million and $3.6 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b] During the first quarter of fiscal 2008, Skyworks acquired Freescale Semiconductor’s power amplifier and front-end module product line. The purchase accounting charges recognized during the three months ended March 28, 2008 include $1.6 million amortization of acquisition related intangibles. Of the $1.6 million, $0.3 million was included in cost of sales. Amortization expense of $0.6 million relates to a previous business combination. The purchase accounting charges recognized during the six months ended March 28, 2008 include a $0.6 million charge to cost of sales related to the sale of acquisition related inventory and $2.9 million amortization of acquisition related intangibles. Of the $2.9 million, $0.3 million was included in cost of sales. Amortization expense of $1.2 million relates to a previous business combination.

[c] On October 2, 2006, the Company announced that it was exiting its baseband product area in order to focus on its core business encompassing linear products, power amplifiers, front-end modules and radio solutions. Selling, general and administrative adjustments of $0.5 million represent a recovery of bad debt expense on specific accounts receivable associated with baseband product. Restructuring and other charges recorded during the first quarter of fiscal 2007 primarily consisted of $1.4 million related to the write-down of technology licenses and design software associated with the baseband product area and $4.1 million related to lease obligations associated with the shut-down of certain locations associated with the baseband product area.

[d] The charges recorded during fiscal year 2007 represent a write-off in deferred financing costs associated with the redemption of $130.0 million of the Company’s 4.75% convertible subordinated notes.

[e] During the three months and six months ended March 28, 2008 and March 30, 2007, respectively, these charges primarily represent a non-cash tax charge related to the utilization of pre-merger deferred tax assets.

The above non-GAAP measures are based upon our unaudited consolidated statements of operations for the periods shown. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that we believe are not indicative of our ongoing operations and financial performance. Additionally, since we have historically reported non-GAAP results to the investment community, the inclusion of non-GAAP financial measures provides consistency in our financial reporting. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	March 28,	Sept. 28,
(in thousands)	2008	2007
Assets
Current assets:
Cash and cash equivalents	$228,459	$248,079
Short-term investments	—	5,700
Accounts receivable, net	164,604	167,319
Inventories	94,272	82,109
Prepaid expenses and other current assets	8,926	10,511
Property, plant and equipment, net	168,881	153,516
Goodwill and intangible assets, net	514,497	494,332
Other assets	28,652	28,342

Total assets	$1,208,291	$1,189,908

Liabilities and Equity
Current liabilities:
Credit facility	$50,000	$50,000
Convertible notes	—	49,335
Accounts payable	76,691	56,417
Accrued liabilities and other current liabilities	37,273	41,471
Long-term debt	200,000	200,000
Other long-term liabilities	6,879	6,338
Stockholders’ equity	837,448	786,347

Total liabilities and equity	$1,208,291	$1,189,908